SECURITY AGREEMENT

SECURITY AGREEMENT, dated Sept 22, 2006 (as from time to time in effect the “Security Agreement”), between JUBILANT PHARMACEUTICALS INC., a corporation duly organized and existing under the laws of the State of Delaware, and having its principal place of business at 207 Kiley Road, Salisbury, Maryland (“Debtor”), and STATE BANK OF INDIA, NEW YORK BRANCH having its offices at 460 Park Avenue, New York, N.Y. 10022 (“Secured Party”)

Pursuant to a Credit Agreement, and related documentation thereto, all dated the date hereof (the “Agreement”), between the Debtor, Bank of Baroda, and the Secured Party, the Secured Party, along with Bank of Baroda, are granting credit facilities to the Debtor in the amount of ELEVEN MILLION (U.S. $11,000,000.00) Dollars upon the terms and conditions set forth in the Agreement. State Bank of India, New York Branch, is acting as Facility Arranger, Administrative Agent, and Senior Lender, in that it is granting Debtor a Revolving Credit Working Capital Facility of $3,000,000.00 (“the Facility,” the Notes evidencing loans under such Facility, the “Notes”). In order to induce the Secured Party to grant the Facility as requested by the Debtor, the Debtor has agreed to grant to the Secured Party a first, general lien and security interest in certain of the assets and corporate property of the Debtor, now owned or hereafter acquired, pursuant to the terms of this Security Agreement, as more particularly described in the Agreement.

Accordingly, the Debtor and the Secured Party hereto hereby agree as follows:

Section 1. Grant of Security Interest. As security for (i) the prompt payment of all indebtedness of the Debtor to the Secured Party, due or to become due under the Facility, the Notes or this Security Agreement, whether at maturity, by acceleration or otherwise, including, but not limited to the principal of, and interest on the Note, and all other amounts at any time payable by the Debtor with respect to the the Facility, the Notes and this Security Agreement; (ii) the due and prompt payment of any reasonable costs and expenses incurred by the Secured Party in connection with the preparation, administration and enforcement of this Security Agreement and all expenses (including, without limitation, the fees and disbursements of legal counsel) incurred with respect to any action which may be instituted by the Secured Party to obtain enforcement of this Security Agreement; and (iii) the punctual performance of the obligations of the Debtor to the Secured Party hereunder, and of the Debtor under the Agreements with respect to the Facility (collectively the “Liabilities”), the Debtor hereby grants to Secured Party, A CONTINUING, GENERAL, FIRST CHARGE AND SECURITY INTEREST IN THE AMOUNT OF $3,000,000.00, with interest thereon, in and upon and/or right of set-off in (a) all goods and inventory of the Debtor, now owned or hereafter acquired, intended for sale or lease in the ordinary course of business, or consumed in the Debtor’s business, including, without limitation, raw materials, stocks and work in progress, stock in transit, packaging materials and finished goods and equipment, all documents of title, chattel paper and other instruments covering the same and all present and future substitutions therefor and additions thereto, and all proceeds thereof; (b) all its present and future accounts receivable, contract rights and rights to payment and those evidencing or representing indebtedness due the Debtor on account of goods sold, leased or services rendered, claims, instruments and other general intangibles (including, but not limited to tax refunds, royalties and all other rights to the payment of money of every nature and description); (c) all insurance policies of any kind maintained in effect by the Debtor, now existing or hereafter acquired, under which any of the property referred to in (a) through (c) above is insured, and any proceeds payable to Debtor under such policies, and (d) whatever is received when all or any party of the property referred to in (a) through (c) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or whatever money is received as a consequence of possession thereof, including, without limitation, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents and insurance proceeds now or hereafter owned by the Debtor. The property set forth in (a) through (d) of the preceding sentence is referred to herein as the “Collateral.”

The Debtor agrees that it shall at all times keep accurate and complete records with respect to the Collateral, including, but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all loans granted, and agrees that the Secured Party or its representatives shall have the right at any reasonable time, and from time to time, upon prior notice and during regular business hours to call at the Debtor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof. Until payment in full of all of the Liabilities, the security interest granted in the Collateral hereby shall continue in full force and effect. The inclusion of proceeds of the Collateral does not authorize the Debtor to sell, dispose of or otherwise use the Collateral other than in the ordinary course of business, in a manner that is not specifically authorized by this Security Agreement or by the Credit Agreement.

Section 2. Representations, Warranties and Agreements. The Debtor represents, warrants and agrees that (a) there is no financing statement, security agreement, mortgage or similar document covering any of the Collateral on file in any public office evidencing a security interest in the Collateral; (b) the Debtor owns all the Collateral, free and clear of any other lien, security interest, charge, encumbrance or mortgage of any nature whatsoever, (c) the Debtor has all necessary legal authority to enter into and execute this Security Agreement, and has authorized the execution, delivery and performance of this Security Agreement and the filing of any financing statements or other documents necessary to assure and preserve the security interest created hereby, the Secured Party shall have a valid, prior, perfected and enforceable lien on and security interest in the Collateral; (d) the Debtor shall pay promptly, when due, all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral; and (e) the Secured Party may, in its sole discretion and at any time, upon the occurrence and continuance of an Event of Default (as hereinafter defined) and thereafter, in their name or the Debtor’s name or otherwise, notify any obligor of the Debtor with respect to any of the Collateral to make payment or delivery to the Secured Party.

Section 3. Covenants. The Debtor hereby covenants and agrees with the Secured Party that (a) it will promptly notify the Secured Party in writing of any compromise, settlement or adjustment with respect to any account receivable in excess of $50,000.00; (b) it will keep its inventory and equipment in good condition, and will maintain, preserve and protect its property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful repairs, renewals and replacements thereto, and (c) at its sole expense, it will discharge any past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and pay for the maintenance and preservation thereof.

Section 4. Powers of Attorney. Upon the occurrence and continuance of an Event of Default, the Debtor hereby irrevocably appoints the STATE BANK OF INDIA, NEW YORK BRANCH, its true and lawful attorney-in-fact, with power of substitution for and in the name of the Secured Party: (a) to endorse the name of the Debtor upon any Notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Secured Party with respect to the Collateral; (b) to cause the Debtor’s mail to be transferred to State Bank of India, New York Branch, for the purpose of removing any such Notes, acceptances, checks, drafts, money orders or other evidences of payment; (c) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Liabilities; (d) to receive and give discharges and releases of all or any of the Collateral; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (f) to settle, compromise, compound, adjust or defend any actions, suits, or proceedings relating to or pertaining to all or any of the Collateral; (g) to enforce all of the Debtor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes.

The Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any shortage, damage, loss or destruction of any part of the Collateral, nor shall the Secured Party have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or of any monies received in payment therefor or for any damages resulting therefrom. The reasonable costs of collection, notification and enforcement, including, but not limited to, reasonable counsel fees and reasonable out-of-pocket expenses, shall be borne solely by the Debtor, whether the same are incurred by the Secured Party of the Debtor. The Debtor agrees to indemnify and hold the Secured Party harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of any nature, and to reimburse the Secured Party for all reasonable costs and expenses, including, without limitation, reasonable counsel fees, arising from this Security Agreement or the exercise of any right or remedy granted to the Secured Parties hereunder. In no event shall the Secured Party be liable for any matter or thing in connection with this Security Agreement other than to account for monies actually received in accordance with the terms hereof.

Section 5. Collection. Upon the occurrence and continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of the Debtor, or otherwise (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of he Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of the Debtor, other than to discharge the Debtor in so doing with respect to the Liabilities to the extent that the Liabilities are paid or repaid. Upon the occurrence of an Event of Default, if the said Secured Party in its sole discretion, deems necessary to protect its security interest in the Collateral and/or the value thereof, and is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any encumbrances, charges or liens which in the judgment of the Secured Party appear to be equal to, prior to, or superior to its security interest in the Collateral and any encumbrances, charges or liens not expressly permitted by this Security Agreement or the Note.

Section 6. Possession, Sale of Collateral. Upon the occurrence and continuance of an Event of Default, the Secured Party may (a) require the Debtor to assemble the tangible assets which comprise part of the Collateral and make it available to the Secured Party at a place designated by the Secured Party; (b) with or without notice or demand for performance, enter any premises where the Collateral may be located and take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof, including, without limitation, the right to remove all or any portion of the Collateral; and (c) with or without taking such possession, may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any risk, all or any portion of the Collateral, at public or private sale or at any broker’s board, without demand of performance or notice of intention to sell or of time or place of sale (except ten days’ written notice to the Debtor of the time and place of such sale or sales and such other notices as may be required by applicable statute and cannot be waived), which the Debtor hereby expressly acknowledges is commercially reasonable. The Secured Party or any other person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of the Debtor of whatever kind, any such claim or right being hereby expressly waived to the fullest extent permitted by applicable law. In any action hereunder the Secured Party shall be entitled to the appointment of a receiver without notice, to take possession of all or any portion of the collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur, the Secured Party shall be entitled to apply, without notice to the Debtor, any cash or cash items constituting Collateral in the possession of the Secured Party to payment of the Liabilities.

If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law.

Section 7. Event of Default. An Event of Default shall exist hereunder (i) if an “Event of Default” shall have occurred and be continuing under the Note or Credit Agreement; or (ii) if the Debtor fails to comply with the terms and provisions of this Security Agreement and does not cure such default after any applicable grace period.

Section 8. Application of Proceeds. The Secured Party shall apply the proceeds of any public or private sale of all or any portion of the Collateral as follows: first, to the payment of all reasonable costs and expenses of the Secured Party incurred in connection with such sale or otherwise in connection with this Security Agreement or any of the Liabilities, including, but not limited to, the reasonable fees and expenses of their agents and counsel; second, to the ratable payment or reduction of any principal of, or interest on, the Notes then due and payable, whether at the stated maturity thereof, or by acceleration or otherwise; and third, to the payment in full of all other Liabilities. Any amounts remaining after such applications shall be remitted to the Debtor, its successors or assigns, or as a court of competent jurisdiction might otherwise direct. The Secured Party shall have the absolute discretion as to the time of application of any proceeds in accordance with this Security Agreement.

Section 9. Authority of Secured Party. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of their duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

Section 10. Waiver. The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement, instrument or paper signed by the Debtor unless such waiver is in writing and signed by each of the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy under law. A waiver upon any one occasion shall not be construed as a bar or a waiver of any right or remedy on any future occasion. All the rights and remedies of the Secured Party, whether evidenced hereby, by any other agreement, instrument or paper, or available under law shall be cumulative and may be exercised singly or concurrently.

Section 11. Debtor not Discharged. The obligations of the Debtor under this Security Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (a) any amendment or modification of the credit facility granted hereunder, including, without limitation, any change in the rate of interest thereon; (b) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Security Agreement or under or in respect of any applicable law or statute or in equity, including, without limitation, any failure by the Secured Party to set off or release, in whole or in part, any balance of any deposit account or credit on its books in favor of the Debtor or any other person or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings of, or affecting the Debtor. Each and every remedy of the Secured Party shall, to the extent permitted by applicable law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 12. Governing Law; Amendments. This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be performed in the State of New York, and shall be enforced in the Courts of the State of New York, and/or any other Court of competent jurisdiction, at Lenders’ discretion, where the Collateral or parts thereof, may be located. Debtor waives any defenses based on lack of personal jurisdiction, improper venue, and/or forum nonconveniens. In an action to enforce Secured Parties’ rights herein, Debtor waives any counterclaims, defenses, setoffs, etc. All parties irrevocably WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIMS, DISPUTES, ETC. ARISING HEREIN, AFTER BEING FULLY APPRISED OF THE CONSEQUENCES OF SUCH WAIVER.

Section 13. Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Debtor in this Security Agreement shall bind and inure to the benefit of the respective successors and assigns of the Secured Party; provided that the Debtor may not assign or delegate any of its duties or obligations hereunder without the prior written consent of each of the Secured Party.

Section 14. Severability. If any of this Security Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulation, it shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Security Agreement shall not be invalidated thereby and shall be given full effect as far as possible. If any part of this Security Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation of one jurisdiction, it shall not thereby be rendered invalid in any other jurisdiction.

Section 15. Execution by Secured Party. This Security Agreement shall take effect immediately upon execution by the Debtor and the execution hereof by the Secured Party shall not be required as a condition to its effectiveness. The provision for execution of this Security Agreement by the Secured Party is only for purposes of filing this Security Agreement as a financing statement under the applicable law, if such execution is required for purposes of such filing.

Section 16. Place of Business. The Debtor will provide Secured Party with a list of the locations of its businesses, and hereby warrants that it has no place of business other than as set forth therein The Debtor agrees not to open any new places of business or change the location of any office at which records relating to the Collateral are kept without the prior written consent of the Secured Party.

Section 17. Further Assurances. The Debtor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, at its own expense, as the Secured Party may at any time reasonably request in connection with the administration or enforcement of this Security Agreement, or relative to the Collateral or any part thereof, or in order to better assure and confirm unto the Secured Party, its rights and remedies hereunder, and its lien and security interest in the Collateral. In particular, the Debtor agrees that it shall, at its own expense, if the Secured Party so requests, assist the Secured Party in executing, filing or recording such notices, financing statements and other documents as may be considered necessary by the Secured Party hereunder, and as the Secured Party or their counsel may reasonably request, such instruments to be in form and substance satisfactory to such counsel. The Debtor also agrees that it shall send to the Secured Party copies of any franchise or lease agreements to which it now or hereafter become a party.

Section 18. Reimbursement of Secured Parties. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder, the Debtor agrees (a) to indemnify and hold harmless the Secured Party (to the fullest extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Secured Party for all reasonable costs and expenses, including, without limitation, reasonable legal fees and disbursements, relating thereto or resulting therefrom. The foregoing indemnity agreement includes any reasonable costs incurred by the Secured Party in connection with any litigation relating to the Collateral whether or not the Secured Party shall be parties to such litigation, including, but not limited to, the reasonable fees and disbursements of counsel to the Secured Party, and any out-of-pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. All indemnities contained in this Section 18 shall survive the expiration of earlier termination of this Security Agreement.

Section 19. Continuing Lien. It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Debtor and the Secured Party under the Facility; and (b) the security interest provided for herein shall attach to after-acquired, as well as existing Collateral and the Liabilities covered by this Security Agreement shall include any future advances.

Section 20. Definitions and Headings. Any capitalized terms used and not defined herein shall have the meaning ascribed to them in the Agreements. Section headings have been inserted into this Security Agreement as a matter of convenience and reference only and it is agreed that they are not a party of this Security Agreement and shall not be used in the interpretation of any provision hereof.

Section 21. Entire Agreement. This Security Agreement represents the full and final understanding, intention, and agreement of the parties hereto, incorporating all prior negotiations. It can only be modified or changed in any way by a writing, signed by the parties hereto. There are NO oral promises, representations, course of conduct, custom, etc. that are, in any way, effective.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.

DEBTOR:

JUBILANT PHARMACEUTICALS INC.

By:	/s/ Christopher Worrell
Name: Christopher Worrell
Title: President/ CEO

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: CFO

SECURED PARTY:

STATE BANK OF INDIA
NEW YORK BRANCH

By:	/s/ R. Chandra
Name: R. Chandra
Title: Senior Vice President
and Head (Credit)

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) ss

On the 22 day of Sept, 2006, before me personally appeared Kamal Mandan, personally known to me, or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individuals acted, executed the instrument.

RICHARD S. LAST
Notary Public, State of New York	Notary Public
No. 31-4761834
Qualified in Westchester County
Certificate filed in New York County
Term Expires Dec. 31, 2006

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) ss

On the 22 day of Sept, 2006, before me personally appeared R. CHANDRA, personally known to me, or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

RICHARD S. LAST
Notary Public, State of New York	Notary Public
No. 31-4761834
Qualified in Westchester County
Certificate filed in New York County
Term Expires Dec. 31, 2006